Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

23-03

Contacts:	Jayshree Desai, CFO	Media – Liz James
	Kip Rupp, CFA, IRC - Investors	FGS Global
	Quanta Services, Inc.	(281) 881-5170
(713) 629-7600

QUANTA SERVICES REPORTS FOURTH QUARTER AND FULL-YEAR 2022 RESULTS

Full-Year 2023 Guidance Reflects Solid Growth in Revenues and Opportunity for Double-Digit Growth in Net Income, Adjusted EBITDA, Cash Flow From Operations and Earnings Per Share

Fourth Quarter 2022 Results Include:

•	Consolidated Revenues of $4.42 Billion*

•	GAAP Diluted EPS of $1.10 and Adjusted Diluted EPS of $1.68*

•	Net Income Attributable to Common Stock of $162.6 Million

•	Adjusted EBITDA of $449.9 Million*

•	Cash Flow from Operations of $583.1 Million and Strong Free Cash Flow

•	Year-End Remaining Performance Obligations of $8.80 Billion* and Total Backlog of $24.09 Billion*

Full-Year 2022 Results Include:

•	Consolidated Revenues of $17.07 Billion*

•	GAAP Diluted EPS of $3.32 and Adjusted Diluted EPS of $6.34*

•	Net Income Attributable to Common Stock of $491.2 Million*

•	Adjusted EBITDA of $1.68 Billion*

•	Cash Flow from Operations of $1.13 Billion* and Strong Free Cash Flow

* = Record quarterly or record fourth quarter or full year result

HOUSTON – Feb. 23, 2023 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three and twelve months ended December 31, 2022. Revenues in the fourth quarter of 2022 were $4.42 billion compared to revenues of $3.92 billion in the fourth quarter of 2021, and net income attributable to common stock was $162.6 million, or $1.10 per diluted share, in the fourth quarter of 2022 compared to net income attributable to common stock of $104.8 million, or $0.71 per diluted share, in the fourth quarter of 2021. Adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) was $1.68 for the fourth quarter of 2022 compared to $1.54 for the fourth quarter of 2021.

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“Quanta delivered strong fourth quarter results and completed another year that generated record revenues, profits and backlog. Driven by the dedication and operational excellence of our world-class employees, we believe our 2022 results also demonstrate the benefit of our diversified portfolio of solutions, our repeatable and sustainable model and the successful execution of our strategic initiatives that are driving operational excellence and total cost solutions for our clients,” said Duke Austin, President and Chief Executive Officer of Quanta Services. “Our growing cash flow and strong financial profile, coupled with our visible, robust end-market dynamics, position us well to continue to deliver value for our stakeholders.

“Our 2023 expectations reflect the opportunity for continued growth in revenues, adjusted EBITDA, adjusted earnings per share and cash flow. Further, we are increasingly excited and confident about the opportunity to drive multi-year revenue and double-digit earnings per share growth. As evidenced by our record backlog and the other recent highlights we announced this morning, demand is strong for our infrastructure solutions that support our customers’ energy-transition initiatives and increase reliability, safety, efficiency and connectivity through modernization. For many years Quanta has incrementally invested in and developed industry-leading safety and training for our employees, which has made us an employer of choice in our industry and supports our future growth and success. We believe our scope and scale, dedication to innovation of our solutions and passion for supporting the success of our clients, positions us well to capitalize on the energy transition across our portfolio of services for years to come.”

Certain items impacted Quanta’s results for 2022 and 2021 and are reflected as adjustments in the calculation of Quanta’s adjusted diluted earnings per share attributable to common stock (a non-GAAP measure). These items are described in the accompanying tables reconciling adjusted diluted earnings per share attributable to common stock to GAAP diluted earnings per share attributable to common stock. Quanta completed one acquisition during 2022 and ten acquisitions during 2021, and the results of the acquired businesses are included in Quanta’s consolidated results from the respective acquisition dates. For further information on the items that impacted comparability of 2022 and 2021, see the footnotes accompanying tables presenting Supplemental Segment Data and reconciliations of adjusted EBITDA and adjusted diluted earnings per share attributable to common stock (non-GAAP measures) to their comparable GAAP financial measures.

RECENT HIGHLIGHTS

•

Selected for Ready Wyoming Transmission Project - In January 2023, Quanta was selected by Black Hills Corporation’s Cheyenne Light, Fuel and Power to provide EPC solutions for the Ready Wyoming Project. Quanta’s scope of work for the project consists of the management and construction of approximately 260 miles of 230 kV and 115 kV transmission infrastructure and six new and expanded substations in Wyoming and western Nebraska. Construction is planned to start this year with final completion expected by the end of 2025. Quanta expects to include the estimated revenue from this project in its remaining performance obligations and backlog for the Electric Power Solutions segment in the first quarter of 2023.

•

Selected for Waasigan Transmission Line Project - In December 2022, Quanta was selected by Hydro One to provide EPC solutions for the proposed Waasigan Transmission Line project in northwestern Ontario, consisting of a new double-circuit and single-circuit 230 kV transmission line. Quanta expects to begin construction in late 2024, with completion expected in 2026. The estimated revenue from this project is included in remaining performance obligations and backlog for the Electric Power Infrastructure Solutions segment as of December 31, 2022.

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•

Selected for Colorado’s Power Pathway Transmission Project - In December 2022, Quanta announced that it was selected by Xcel Energy as its prime constructor to manage all construction activities for Colorado’s Power Pathway high-voltage electric transmission project in Colorado. Quanta’s scope of work on the project consists of the construction of approximately 610 miles of 345 kV transmission infrastructure, consisting of up to six segments and spanning more than a dozen counties, primarily in eastern Colorado, and includes the installation of four new substations and the expansion of four existing substations. Certain segments of the project are expected to be completed in 2025, with other segments expected to be completed in 2026 and 2027. Preconstruction activities have begun and construction on the first segment is scheduled to begin in mid-2023. Quanta included the estimated revenue for the project in remaining performance obligations and backlog for the Renewable Energy Infrastructure Solutions segment as of December 31, 2022.

•

Capital Deployment - In January 2023, Quanta acquired three businesses that primarily enhance Quanta’s ability to deliver comprehensive infrastructure solutions to utility and renewable energy customers in the United States for aggregate consideration of approximately $588.5 million, subject to certain post-closing adjustments. During the fourth quarter of 2022, Quanta also repurchased 86,319 shares of its outstanding common stock in the open market for $11.4 million, and for the year ended December 31, 2022, Quanta repurchased 1,060,997 shares of its outstanding common stock in the open market for $127.7 million. Quanta currently has authorization under its existing stock repurchase program to acquire an additional $345.1 million of its common stock. Additionally, in December 2022, Quanta’s Board of Directors declared a quarterly cash dividend to stockholders of $0.08 per share, or a rate of $0.32 per share on an annualized basis, which represents a 14% increase from Quanta’s prior quarterly cash dividend paid in October 2022.

RESULTS FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Revenues in the year ended December 31, 2022 were $17.07 billion compared to revenues of $12.98 billion in the year ended December 31, 2021, and net income attributable to common stock was $491.2 million, or $3.32 per diluted share, in the year ended December 31, 2022 compared to net income attributable to common stock of $486.0 million, or $3.34 per diluted share, in the year ended December 31, 2021. Adjusted diluted earnings per share attributable to common stock (a non-GAAP measure) was $6.34 for the year ended December 31, 2022 compared to $4.91 for the year ended December 31, 2021.

FULL-YEAR 2023 OUTLOOK

The long-term outlook for Quanta’s business is positive. However, weather, regulatory, permitting, supply chain challenges and other factors affecting project timing and execution have impacted, and may impact in the future, Quanta’s financial results. Additionally, we continue to consider future uncertainty associated with overall challenges to the domestic and global economy, including inflation, increased interest rates and recessionary economic conditions. Quanta’s financial outlook for revenues, margins and earnings reflects management’s effort to align these uncertainties with the backlog (a non-GAAP measure) the Company is executing on and the opportunities expected to materialize during 2023.

Prior to the Company’s conference call, management will post a summary of Quanta’s 2023 guidance expectations with additional commentary in the “News and Events” and “Financial Info” areas of the Investor Relations section of Quanta’s website at http://investors.quantaservices.com.

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The following forward-looking statements are based on current expectations, and actual results may differ materially, as described below in Cautionary Statement About Forward-Looking Statements and Information. For the full year ending December 31, 2023, Quanta expects revenues to range between $18.40 billion and $18.90 billion, net income attributable to common stock to range between $692 million and $766 million and diluted earnings per share attributable to common stock to range between $4.67 and $5.17. Quanta expects adjusted diluted earnings per share attributable to common stock (a non-GAAP financial measure) to range between $6.75 and $7.25, EBITDA (a non-GAAP financial measure) to range between $1.69 billion and $1.81 billion, and adjusted EBITDA (a non-GAAP financial measure) to range between $1.82 billion and $1.94 billion. Additionally, for the full year ending December 31, 2023, Quanta expects net cash attributable to operating activities to range between $1.15 billion and $1.40 billion and free cash flow (a non-GAAP financial measure) to range between $750 million and $1.00 billion.

NON-GAAP FINANCIAL MEASURES

The financial measures not prepared in conformity with generally accepted accounting principles in the United States (GAAP) that are utilized in this press release are provided to enable investors, analysts and management to evaluate Quanta’s performance, excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, financial measures prepared in conformity with GAAP.

Please see the accompanying tables for reconciliations of the following non-GAAP financial measures for Quanta’s current and historical results and full-year 2023 expectations (as applicable): adjusted diluted earnings per share attributable to common stock (a non-GAAP financial measure) to diluted earnings per share attributable to common stock; adjusted net income attributable to common stock, EBITDA and adjusted EBITDA (non-GAAP financial measures) to net income attributable to common stock; free cash flow (a non-GAAP financial measure) to net cash provided by operating activities; and backlog (a non-GAAP financial measure) to remaining performance obligations.

CONFERENCE CALL INFORMATION

Quanta Services has scheduled a conference call for 9:00 a.m. Eastern Time on February 23, 2023, which will also be broadcast live over the Internet. Quanta will utilize a slide presentation to accompany its prepared remarks, which will be viewable through the webcast and will also be available in the “News and Events” and “Financial Info” areas of the Investor Relations section of Quanta’s website prior to the start of the call. To participate in the call, dial 1-201-689-8345 or 1-877-407-8291 at least 10 minutes before the conference call begins and ask for the Quanta Services Fourth Quarter and Full-Year 2022 Earnings Conference Call or visit the Investor Relations section of the Quanta Services website at http://investors.quantaservices.com to access the Internet broadcast. Please allow at least 15 minutes to register and download and install any necessary audio software. For those who cannot participate live, shortly following the call a digital recording will be available on the Company’s website and a telephonic replay will be available through March 3, 2023 by dialing 1-877-660-6853 and referencing the conference ID 13736212. For more information, please contact Kip Rupp, Vice President - Investor Relations at Quanta Services, at 713-341-7260 or investors@quantaservices.com.

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FOLLOW QUANTA IR ON SOCIAL MEDIA

Investors and others should note that while Quanta announces material financial information and makes other public disclosures of information regarding Quanta through U.S. Securities and Exchange Commission (SEC) filings, press releases and public conference calls, it also utilizes social media to communicate this information. It is possible that the information Quanta posts on social media could be deemed material. Accordingly, Quanta encourages investors, the media and others interested in our company to follow Quanta, and review the information it posts, on the social media channels listed in the Investor Relations section of the Quanta Services website.

ABOUT QUANTA SERVICES

Quanta Services is an industry leader in providing specialized infrastructure solutions to the utility, renewable energy, communications, pipeline, and energy industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy and communications infrastructure. With operations throughout the United States, Canada, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

Cautionary Statement About Forward-Looking Statements and Information

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, net income, earnings per share, EBITDA, margins, cash flows, liquidity, weighted average shares outstanding, capital expenditures, interest rates, tax rates and other operating results and GAAP and non-GAAP financial results; expectations regarding Quanta’s business or financial outlook; expectations regarding opportunities, technological developments, competitive positioning, future economic and regulatory conditions and other trends in particular markets or industries, including with respect to Quanta’s increased operations in the renewable energy market and the transition to a reduced-carbon economy; expectations regarding Quanta’s plans and strategies; the potential benefits from, and future financial and operational performance of, acquired businesses and investments, including Blattner Holding Company and its operating subsidiaries (collectively, Blattner) and Quanta’s investment in LUMA Energy, LLC; possible recovery of pending or contemplated insurance claims, change orders and claims asserted against customers or third parties; expectations regarding the outcome of pending or threatened legal proceedings, as well as the collection of amounts awarded in legal proceedings; beliefs and assumptions about the collectability of receivables; the business plans or financial condition of Quanta’s customers, including with respect to the transition to a reduced-carbon economy; the potential impact of commodity prices and production volumes on Quanta’s business, financial condition, results of operations, cash flows and demand for Quanta’s services; expected recognition and realization of remaining performance obligations and backlog; the future demand for, availability of and costs related to labor resources in the industries Quanta serves; future capital allocation initiatives, including the amount and timing of, and strategies with respect to, any future acquisitions, investments, cash dividends, repurchases of equity or debt securities or repayments of other outstanding debt; the expected value of contracts or intended contracts with customers, as well as the expected timing, scope, services, term or results of any awarded or expected projects; the development of and opportunities with respect to future projects, including renewable energy projects and other projects designed to support transition to a reduced-carbon economy, electrical grid modernization, upgrade and hardening projects, and larger transmission and pipeline projects; expectations regarding the future availability and price of materials and equipment necessary for the performance of our business; the expected impact of global and domestic economic conditions on our business, financial condition, results of operations, cash flows and liquidity, including inflation, interest rates and recessionary economic conditions; the expected impact of changes or potential changes to climate and the physical and transition risks associated with climate change and the transition to a reduced-carbon economy; the impact of existing or potential legislation or regulation including the Inflation Reduction Act; potential opportunities that may be indicated by bidding activity or discussions with customers; and expectations regarding our ability to reduce our debt and maintain our current credit ratings; as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. These forward-looking statements are not guarantees of future performance; rather they involve or rely on a number of risks, uncertainties, and assumptions that are difficult to predict or are beyond our control, and reflect management’s beliefs and assumptions based on information available at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements and that any or all of our forward-looking statements may turn out to be inaccurate or incorrect. Forward-looking statements can be affected by inaccurate assumptions and by known or unknown risks and uncertainties including, among others, market, industry, economic, financial or political conditions that are outside of the control of Quanta, including as a result of, among other things, inflation, interest rates, recessionary economic conditions, deterioration of global or specific trade relationships and geopolitical conflicts and political unrest; quarterly variations in operating and financial results, liquidity, financial condition, cash flows, capital requirements and reinvestment opportunities; trends and growth opportunities in relevant markets, including Quanta’s ability to obtain future project awards; fluctuations in the amount of work customers assign to Quanta; delays, deferrals, reductions in scope or cancellations of anticipated, pending or existing projects as a result of,

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among other things, supply chain disruptions and other logistical challenges, weather, regulatory or permitting issues, environmental processes, project performance issues, claimed force majeure events, protests or other political activity, legal challenges, inflationary pressure, reductions or eliminations in governmental funding, or customer capital constraints; the effect of commodity prices and production volumes on Quanta’s operations and growth opportunities and on customer capital programs and demand for Quanta’s services; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts; events arising from operational hazards, including, among others, wildfires and explosions, that can arise due to the nature of Quanta’s services and the conditions in which Quanta operates and can be due to the failure of infrastructure on which Quanta has performed services and result in significant liabilities that may be exacerbated in certain geographies and locations; unexpected costs, liabilities, fines or penalties that may arise from legal proceedings, indemnity and other obligations or other claims or actions asserted against Quanta, including amounts not covered by, or in excess of the coverage under, third-party insurance; the outcome of pending or threatened legal proceedings; potential unavailability or cancellation of third-party insurance coverage, as well as the exclusion of coverage for certain losses, potential increases in premiums for coverage deemed beneficial to Quanta, or the unavailability of coverage deemed beneficial to Quanta at reasonable and competitive rates (e.g., coverage for wildfire events); damage to Quanta’s brand or reputation, as well as potential costs, liabilities, fines and penalties, arising as a result of cyber-security breaches, environmental and occupational health and safety matters, corporate scandal, failure to successfully perform or negative publicity regarding a high-profile project, involvement in a catastrophic event (e.g., fire, explosion) or other negative incidents; disruptions in, or failure to adequately protect, Quanta’s information technology systems; Quanta’s dependence on suppliers, subcontractors, equipment manufacturers and other third-parties, and the impact of inflationary pressure, regulatory, supply chain and logistical challenges on these third parties; Quanta’s ability to attract, the potential shortage of and increased costs with respect to skilled labor, as well as Quanta’s inability to retain or attract key personnel and qualified employees; Quanta’s dependence on fixed price contracts and the potential to incur losses with respect to these contracts, including as a result of inaccurate estimates of project costs or inability to meet project schedule requirements or achieve guaranteed performance or quality standards for a project; estimates and assumptions relating to financial results, remaining performance obligations and backlog; inability to successfully complete remaining performance obligations or realize backlog; adverse weather conditions, natural disasters and other emergencies, including wildfires, pandemics, hurricanes, tropical storms, floods, debris flows, earthquakes and other geological- and weather-related hazards; the impact of climate change; Quanta’s ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share; the future development of natural resources; the failure of existing or potential legislative actions and initiatives to result in demand for Quanta’s services; unavailability of, or increased prices for, materials, equipment and consumables (such as fuel) used in Quanta’s or its customers’ businesses, including as a result of inflation, supply chain disruptions, governmental regulations on sourcing, the imposition of tariffs, duties, taxes or other assessments, and other changes in U.S. trade relationships with foreign countries; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; loss of customers with whom Quanta has long-standing or significant relationships; the potential that participation in joint ventures or similar structures exposes Quanta to liability or harm to its reputation as a result of acts or omissions by partners; Quanta’s inability or failure to comply with the terms of its contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; the inability or refusal of customers or third-party contractors to pay for services, which could result in the inability to collect our outstanding receivables, failure to recover amounts billed to, or avoidance of certain payments received from, customers in bankruptcy or failure to recover on change orders or contract claims; technological advancements and other market developments that could reduce the demand for Quanta’s services; budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, including renewable energy projects, which may result in project delays or cancellations; risks associated with operating in international markets and U.S. territories, including instability of governments, currency exchange fluctuations, and compliance with unfamiliar legal and labor systems and business practices, the U.S. Foreign Corrupt Practices Act and other applicable anti-bribery and anti-corruption laws, complex tax regulations and international treaties; inability to successfully identify, complete, integrate and realize synergies from acquisitions or retain key personnel from acquired businesses; the potential adverse impact of acquisitions and investments, including the potential increase in risks already existing in Quanta’s operations, poor performance or decline in value of acquired businesses or investments and unexpected costs or liabilities that may arise from acquisitions or investments; the adverse impact of impairments of goodwill, other intangible assets, receivables, long-lived assets or investments; difficulties arising from Quanta’s decentralized management structure; the impact of the unionized portion of Quanta’s workforce on its operations; inability to access sufficient funding to finance desired growth and operations, including the ability to access capital markets on favorable terms, as well as fluctuations in the price and trading volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations, a downgrade in our credit ratings and other factors affecting financing and investing activities; the ability to obtain bonds, letters of credit and other project security; significant fluctuations in foreign currency exchange rates; new or changed tax laws, treaties or regulations; inability to realize deferred tax assets; and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the years ended December 31, 2021 and December 31, 2022 (when filed), Quanta’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022 and any other documents that Quanta files with the SEC. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through Quanta’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

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Quanta Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Twelve Months Ended

December 31, 2022 and 2021

(In thousands, except per share information)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenues	$4,416,618	$3,923,538	$17,073,903	$12,980,213
Cost of services	3,749,054	3,325,556	14,544,748	11,026,954

Gross profit	667,564	597,982	2,529,155	1,953,259
Equity in earnings of integral unconsolidated affiliates	8,116	21,196	52,466	44,061
Selling, general and administrative expenses	(341,130)	(367,648)	(1,336,711)	(1,155,956)
Amortization of intangible assets	(63,130)	(99,948)	(353,973)	(165,366)
Asset impairment charges	(11,657)	(3,424)	(14,457)	(5,743)
Change in fair value of contingent consideration liabilities	(368)	(8,094)	(4,422)	(6,734)

Operating income	259,395	140,064	872,058	663,521
Interest and other financing expenses	(37,430)	(26,056)	(124,363)	(68,899)
Interest income	1,879	96	2,606	3,194
Other income (expense), net	21,840	6,853	(46,415)	25,085

Income before income taxes	245,684	120,957	703,886	622,901
Provision for income taxes	71,545	14,662	192,243	130,918

Net income	174,139	106,295	511,643	491,983
Less: Net income attributable to non-controlling interests	11,567	1,498	20,454	6,027

Net income attributable to common stock	$162,572	$104,797	$491,189	$485,956

Earnings per share attributable to common stock:
Basic	$1.14	$0.73	$3.42	$3.45

Diluted	$1.10	$0.71	$3.32	$3.34

Shares used in computing earnings per share:
Weighted average basic shares outstanding	143,214	142,871	143,488	140,824

Weighted average diluted shares outstanding	147,539	147,826	147,992	145,373

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$428,505	$229,097
Accounts receivable, net	3,674,525	3,400,318
Contract assets	1,080,206	803,453
Inventories	103,265	84,659
Prepaid expenses and other current assets	249,569	215,050

Total current assets	5,536,070	4,732,577
PROPERTY AND EQUIPMENT, net	2,030,464	1,919,697
OPERATING LEASE RIGHT-OF-USE ASSETS	229,691	240,605
OTHER ASSETS, net	622,736	632,244
OTHER INTANGIBLE ASSETS, net	1,458,631	1,801,180
GOODWILL	3,586,745	3,528,886

Total assets	$13,464,337	$12,855,189

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and short-term debt	$37,495	$29,166
Current portion of operating lease liabilities	74,052	78,251
Accounts payable and accrued expenses	2,153,129	2,254,671
Contract liabilities	1,141,518	802,872

Total current liabilities	3,406,194	3,164,960
LONG-TERM DEBT, net of current maturities	3,692,432	3,724,474
OPERATING LEASE LIABILITIES, net of current portion	171,512	170,427
DEFERRED INCOME TAXES	227,861	191,098
INSURANCE AND OTHER NON-CURRENT LIABILITIES	567,519	487,309

Total liabilities	8,065,518	7,738,268

TOTAL STOCKHOLDERS’ EQUITY	5,383,464	5,112,301
NON-CONTROLLING INTERESTS	15,355	4,620

TOTAL EQUITY	5,398,819	5,116,921

Total liabilities and equity	$13,464,337	$12,855,189

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Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Three and Twelve Months Ended December 31, 2022 and 2021 (In thousands, except percentages) (Unaudited)

Segment Results

Quanta reports its results under three reportable segments: (1) Electric Power Infrastructure Solutions, (2) Renewable Energy Infrastructure Solutions and (3) Underground Utility and Infrastructure Solutions. The following table sets forth segment revenues, segment operating income (loss) and operating margins for the periods indicated. Operating margins are calculated by dividing operating income by revenues.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2022		2021		2022		2021
Revenues:
Electric Power Infrastructure Solutions	$2,319,817	52.6%	$2,135,643	54.4%	$8,940,276	52.4%	$7,624,240	58.7%
Renewable Energy Infrastructure Solutions	999,913	22.6	777,493	19.8	3,778,560	22.1	1,825,259	14.1
Underground Utility and Infrastructure Solutions	1,096,888	24.8	1,010,402	25.8	4,355,067	25.5	3,530,714	27.2

Consolidated revenues	$4,416,618	100.0%	$3,923,538	100.0%	$17,073,903	100.0%	$12,980,213	100.0%

Operating income (loss):
Electric Power Infrastructure Solutions (a)	$267,772	11.5%	$252,289	11.8%	$958,798	10.7%	$865,409	11.4%
Renewable Energy Infrastructure Solutions (b)	63,794	6.4%	70,811	9.1%	304,308	8.1%	181,908	10.0%
Underground Utility and Infrastructure Solutions (c)	78,074	7.1%	49,230	4.9%	317,543	7.3%	150,147	4.3%
Corporate and Non-Allocated Costs (d)	(150,245)	(3.4)%	(232,266)	(5.9)%	(708,591)	(4.2)%	(533,943)	(4.1)%

Consolidated operating income	$259,395	5.9%	$140,064	3.6%	$872,058	5.1%	$663,521	5.1%

(a)

Included in Electric Power Infrastructure Solutions operating income was equity in earnings of integral unconsolidated affiliates of $8.1 million and $21.2 million for the three months ended December 31, 2022 and 2021 and $52.5 million and $44.1 million for the twelve months ended December 31, 2022 and 2021.

(b)

Included in operating income for the Renewable Energy Infrastructure Solutions segment for the three and twelve months ended December 31, 2022 was $11.7 million of asset impairment charges related to a software implementation project at an acquired company, which commenced prior to our acquisition and was discontinued in the fourth quarter of 2022.

(c)

Included in operating income for the Underground Utility and Infrastructure Solutions segment for the three and twelve months ended December 31, 2021 were $8.1 million and $31.7 million related to a specific provision for credit loss.

(d)

Included in corporate and non-allocated costs was amortization expense of $63.1 million and $99.9 million for the three months ended December 31, 2022 and 2021 and $354.0 million and $165.4 million for the twelve months ended December 31, 2022 and 2021. Also included were acquisition and integration costs of $4.7 million and $37.8 million for the three months ended December 31, 2022 and 2021 and $47.4 million for each of the twelve months ended December 31, 2022 and 2021. Corporate and non-allocated costs also included increases in the fair value of contingent consideration liabilities of $0.4 million and $8.1 million for the three months ended December 31, 2022 and 2021, and $4.4 million and $6.7 million for the twelve months ended December 31, 2022 and 2021

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Quanta Services, Inc. and Subsidiaries Supplemental Data (In thousands) (Unaudited)

Remaining Performance Obligations and Backlog (a non-GAAP financial measure)

Quanta’s remaining performance obligations represent management’s estimate of consolidated revenues that are expected to be realized from the remaining portion of firm orders under fixed price contracts not yet completed or for which work has not yet begun, which includes estimated revenues attributable to consolidated joint ventures and variable interest entities, revenues from funded and unfunded portions of government contracts to the extent they are reasonably expected to be realized, and revenues from change orders and claims to the extent management believes they will be earned and are probable of collection.

Quanta has also historically disclosed its backlog, a measure commonly used in its industry but not recognized under GAAP. Quanta believes this measure enables management to more effectively forecast its future capital needs and results and better identify future operating trends that may not otherwise be apparent. Quanta believes this measure is also useful for investors in forecasting Quanta’s future results and comparing Quanta to its competitors. Quanta’s remaining performance obligations, as described above, are a component of its backlog calculation, which also includes estimated orders under master service agreements (MSAs), including estimated renewals, and non-fixed price contracts expected to be completed within one year. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

The following table reconciles Quanta’s total remaining performance obligations to its backlog by reportable segment along, with estimates of amounts expected to be realized within 12 months:

	December 31, 2022		September 30, 2022		December 31, 2021
	12 Month	Total	12 Month	Total	12 Month	Total
Electric Power Infrastructure Solutions
Remaining performance obligations	$2,124,820	$3,033,472	$2,207,737	$2,854,847	$2,002,862	$2,769,106
Estimated orders under MSAs and short-term, non-fixed price contracts	5,415,427	10,049,435	4,987,105	10,126,733	4,492,038	9,447,765

Backlog	7,540,247	13,082,907	7,194,842	12,981,580	6,494,900	12,216,871

Renewable Energy Infrastructure Solutions
Remaining performance obligations	3,183,568	4,638,115	2,305,314	2,917,067	2,178,846	2,428,408
Estimated orders under MSAs and short-term, non-fixed price contracts	57,555	84,094	70,150	116,922	65,618	120,237

Backlog	3,241,123	4,722,209	2,375,464	3,033,989	2,244,464	2,548,645

Underground Utility and Infrastructure Solutions
Remaining performance obligations	1,038,543	1,129,837	899,476	1,062,252	637,843	697,881
Estimated orders under MSAs and short-term, non-fixed price contracts	1,973,982	5,158,814	1,958,278	3,796,809	1,934,826	3,810,829

Backlog	3,012,525	6,288,651	2,857,754	4,859,061	2,572,669	4,508,710

Total
Remaining performance obligations	6,346,931	8,801,424	5,412,527	6,834,166	4,819,551	5,895,395
Estimated orders under MSAs and short-term, non-fixed price contracts	7,446,964	15,292,343	7,015,533	14,040,464	6,492,482	13,378,831

Backlog	$13,793,895	$24,093,767	$12,428,060	$20,874,630	$11,312,033	$19,274,226

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three and Twelve Months Ended

December 31, 2022 and 2021

(In thousands, except per share information)

(Unaudited)

The following table presents the reconciliations of the non-GAAP financial measures of adjusted net income attributable to common stock to net income attributable to common stock and adjusted diluted earnings per share attributable to common stock to diluted earnings per share attributable to common stock for the three and twelve months ended December 31, 2022 and 2021. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock and diluted earnings per share attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. However, these non-GAAP measures should not be considered as alternatives to net income attributable to common stock and diluted earnings per share attributable to common stock or other measures of performance that are derived in accordance with GAAP.

As to certain of the items in the table: (i) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets and amortization included in equity in earnings are impacted by Quanta’s acquisition activities and investments in integral unconsolidated affiliates, and therefore can vary from period to period; (iii) acquisition and integration costs vary from period to period depending on the level of Quanta’s acquisition activity; (iv) asset impairment charges vary from period to period depending on economic and other factors; (v) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations; (vi) equity in (earnings) losses of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta; (vii) unrealized mark-to-market adjustments on Quanta’s investment in a publicly traded company vary from period to period based on fluctuations in the market price of such company’s common stock; (viii) gains and losses on the sales of investments vary from period to period depending on activity; and (ix) write-offs of deferred financing costs vary from period to period depending on the timing and nature of debt and other financing transactions.

Beginning with the period ended June 30, 2022, adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock exclude the impact of equity in (earnings) losses of non-integral unconsolidated affiliates. Management believes that excluding the impact of this item allows Quanta’s investors and management to more effectively evaluate Quanta’s operations between periods and identify operating trends, since the results of these unconsolidated affiliates’ operations are not operationally integral to those of Quanta. As a result of this change, the calculation of adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock for the three and twelve months ended December 31, 2021 has been recast to conform to the current presentation. Because adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock, as defined, exclude some, but not all, items that affect net income attributable to common stock and diluted earnings per share attributable to common stock, they may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measures, net income attributable to common stock and diluted earnings per share attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included in the table to follow.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three and Twelve Months Ended

December 31, 2022 and 2021

(In thousands, except per share information)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Reconciliation of adjusted net income attributable to common stock:
Net income attributable to common stock (GAAP as reported) (a)	$162,572	$104,797	$491,189	$485,956
Adjustments:
Acquisition and integration costs (b)	4,708	37,847	47,431	47,368
Asset impairment charges (c)	11,657	3,424	14,457	5,743
Change in fair value of contingent consideration liabilities	368	8,094	4,422	6,734
Equity in earnings of non-integral unconsolidated affiliates (d)	(2,440)	(252)	(20,333)	(2,121)
Unrealized loss from mark-to-market adjustment on investment (e)	14,991	—	91,500	—
Gains on sales of investments (f)	(15,526)	—	(22,222)	—
Write-off of deferred financing costs (g)	—	1,336	—	4,426
Income tax impact of adjustments (h)	7,632	(13,018)	(5,477)	(15,856)
Impact of income tax contingency releases (i)	(4,197)	(6,731)	(4,197)	(6,731)

Adjusted net income attributable to common stock before certain non-cash adjustments (j)	179,765	135,497	596,770	525,519
Non-cash stock-based compensation	27,870	24,007	105,600	88,259
Amortization of intangible assets	63,130	99,948	353,973	165,366
Amortization included in equity in earnings of integral unconsolidated affiliates	473	473	1,894	473
Income tax impact of non-cash adjustments (h)	(23,811)	(32,380)	(120,101)	(66,189)

Adjusted net income attributable to common stock (j)	$247,427	$227,545	$938,136	$713,428

Weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share	147,539	147,826	147,992	145,373

Earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock (a)	$1.10	$0.71	$3.32	$3.34

Adjusted diluted earnings per share attributable to common stock (a) (j)	$1.68	$1.54	$6.34	$4.91

See notes to follow.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Three and Twelve Months Ended

December 31, 2022 and 2021

(Unaudited)

(a)

The amounts for the three and twelve months ended December 31, 2021 include a specific provision for credit loss of $8.1 million, or $0.04 per diluted share, and $31.7 million, or $0.16 per diluted share.

(b)

The amounts include, among other things, expenses associated with change of control payments as a result of the acquisition of Blattner of $1.9 million and $10.0 million for the three months ended December 31, 2022 and 2021 and $35.9 million and $10.0 million for the twelve months ended December 31, 2022 and 2021.

(c)

The amounts for the three and twelve months ended December 31, 2022 include $11.7 million of asset impairment charges related to a software implementation project at an acquired company, which commenced prior to our acquisition and was discontinued in the fourth quarter of 2022.

(d)	The amount for the twelve months ended December 31, 2022 includes $18.5 million from an investment in a non-integral unconsolidated affiliate that was sold in December 2022.
(e)

The amounts for the three and twelve months ended December 31, 2022 are unrealized losses related to the fair value remeasurement of Quanta’s common stock investment in Starry Group Holdings, Inc., a publicly traded broadband technology provider.

(f)	The amount for the twelve months ended December 31, 2022 relates to gains on sales of non-integral unconsolidated affiliates.
(g)

The amounts for the three and twelve months ended December 31, 2021 were write-offs of deferred financing costs related to a bridge financing commitment entered into, but ultimately not utilized, in connection with Quanta’s acquisition of Blattner.

(h)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.
(i)	The amounts for the three and twelve months ended December 31, 2022 and 2021 are releases of tax contingencies upon expiration of certain statute of limitations periods.
(j)

As described above, adjusted net income attributable to common stock before certain non-cash adjustments, adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock for the three and twelve months ended December 31, 2021 have been recast to conform to the current period presentation.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

For the Three and Twelve Months Ended

December 31, 2022 and 2021

(In thousands)

(Unaudited)

The following table presents reconciliations of the non-GAAP financial measures of EBITDA and adjusted EBITDA to net income attributable to common stock for the three and twelve months ended December 31, 2022 and 2021. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest and other financing expenses, taxes, depreciation and amortization, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other financial measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items.

As to certain of the items below: (i) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition and integration costs vary from period to period depending on the level of Quanta’s acquisition activity; (iii) equity in (earnings) losses of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta; (iv) unrealized mark-to-market adjustments on Quanta’s investment in a publicly traded company vary from period to period based on fluctuations in the market price of such company’s common stock; (v) gains and losses on the sale of investments vary from period to period depending on activity; (vi) asset impairment charges can vary from period to period depending on economic and other factors; and (vii) change in fair value of contingent consideration liabilities varies from period to period depending on the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations. Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net income attributable to common stock (GAAP as reported)	$162,572	$104,797	$491,189	$485,956
Interest and other financing expenses	37,430	26,056	124,363	68,899
Interest income	(1,879)	(96)	(2,606)	(3,194)
Provision for income taxes	71,545	14,662	192,243	130,918
Depreciation expense	72,227	69,049	290,647	255,529
Amortization of intangible assets	63,130	99,948	353,973	165,366
Interest, income taxes, depreciation and amortization included in equity in earnings of integral unconsolidated affiliates	3,269	3,252	14,274	9,728

EBITDA	408,294	317,668	1,464,083	1,113,202
Non-cash stock-based compensation	27,870	24,007	105,600	88,259
Acquisition and integration costs (a)	4,708	37,847	47,431	47,368
Equity in (earnings) losses of non-integral unconsolidated affiliates	(2,440)	(252)	(20,333)	(2,121)
Unrealized loss from mark-to-market adjustment on investment (b)	14,991	—	91,500	—
Gains on sales of investments (c)	(15,526)	—	(22,222)	—
Asset impairment charges (d)	11,657	3,424	14,457	5,743
Change in fair value of contingent consideration liabilities	368	8,094	4,422	6,734

Adjusted EBITDA	$449,922	$390,788	$1,684,938	$1,259,185

See notes to follow.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures EBITDA and Adjusted EBITDA For the Three and Twelve Months Ended December 31, 2022 and 2021 (Unaudited)

(a)

The amounts include, among other things, expenses associated with change of control payments as a result of the acquisition of Blattner of $1.9 million and $10.0 million for the three months ended December 31, 2022 and 2021 and $35.9 million and $10.0 million for the twelve months ended December 31, 2022 and 2021.

(b)

The amounts for the three and twelve months ended December 31, 2022 are unrealized losses related to the fair value remeasurement of Quanta’s common stock investment in Starry Group Holdings, Inc., a publicly traded broadband technology provider.

(c)	The amount for the twelve months ended December 31, 2022 relates to gains on the sales of non-integral unconsolidated affiliates.
(d)

The amounts for the three and twelve months ended December 31, 2022 include $11.7 million of asset impairment charges related to a software implementation project at an acquired company, which commenced prior to our acquisition and was discontinued in the fourth quarter of 2022.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Free Cash Flow

and Other Non-GAAP Definitions

For the Three and Twelve Months Ended

December 31, 2022 and 2021

(In thousands)

(Unaudited)

Reconciliation of Free Cash Flow:

The following table presents a reconciliation of the non-GAAP financial measure of free cash flow to net cash provided by operating activities for the three and twelve months ended December 31, 2022 and 2021. This reconciliation is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment. Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock and debt securities, declare and pay dividends and transact other investing and financing activities. However, this measure should not be considered as an alternative to net cash provided by operating activities or other measures of performance that are derived in accordance with GAAP. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net cash provided by operating activities (a)	$583,129	$249,953	$1,130,312	$582,390
Less: Net capital expenditures:
Capital expenditures	(90,161)	(152,856)	(427,630)	(385,852)
Cash proceeds from sale of property and equipment and related insurance settlements	20,520	14,085	64,123	49,721

Net capital expenditures	(69,641)	(138,771)	(363,507)	(336,131)

Free Cash Flow	$513,488	$111,182	$766,805	$246,259

(a) Amounts for each of the three and twelve months ended December 31, 2022 and 2021 include $54.4 million due to two equal payments made related to the deferral in 2020 of $108.9 million of the employer portion of payroll taxes pursuant to the Coronavirus Aid, Relief, and Economic Security Act (CARES Act). Amounts also include payments related to certain change in control liabilities in connection with Quanta’s acquisition of Blattner of $45.4 million for the three and twelve months ended December 31, 2022 and $72.3 million for the three and twelve months ended December 31, 2021. Amounts also include cash payments for acquisition and integration costs of $2.2 million and $27.9 million for the three months ended December 31, 2022 and 2021 and $11.0 million and $37.4 million for the twelve months ended December 31, 2022 and 2021. Amounts for the three and twelve months ended December 31, 2022 includes the receipt of $100.5 million under an insurance policy following a favorable arbitration ruling associated with our Peruvian subsidiary’s terminated telecommunications project.

Other Non-GAAP Definitions:

Days Sales Outstanding:

Days Sales Outstanding is calculated by using the sum of current accounts receivable (which includes retainage and unbilled balances), net of allowance, plus contract assets, less contract liabilities, and divided by average revenues per day during the quarter.

Total Liquidity:

Total liquidity includes Quanta’s cash and cash equivalents and availability under Quanta’s senior credit facility. Available commitments for revolving loans under the senior credit facility must be maintained in order to provide credit support for notes issued under the commercial paper program, and therefore such notes effectively reduce the available borrowing capacity under the senior credit facility.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2023

(In thousands, except per share information)

(Unaudited)

The following table presents reconciliations of the non-GAAP financial measure of estimated adjusted net income attributable to common stock to estimated net income attributable to common stock and the non-GAAP financial measure of estimated adjusted diluted earnings per share attributable to common stock to estimated diluted earnings per share attributable to common stock for the full year ending December 31, 2023. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s expected future performance. Management believes that the exclusion of certain items from net income attributable to common stock and diluted earnings per share attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent. However, these non-GAAP measures should not be considered as alternatives to net income attributable to common stock and diluted earnings per share attributable to common stock or other measures of performance that are derived in accordance with GAAP. As to certain of the items below, (i) non-cash stock-based compensation expense may vary from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets and amortization included in equity in earnings are impacted by Quanta’s acquisition activities and investments in integral unconsolidated affiliates, and therefore can vary from period to period; and (iii) acquisition and integration costs vary from period to period depending on the level of Quanta’s acquisition activity. Because adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock, as defined, exclude some, but not all, items that affect net income attributable to common stock and diluted earnings per share attributable to common stock, they may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measures, net income attributable to common stock and diluted earnings per share attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full-Year Ending December 31, 2023
Reconciliation of estimated adjusted net income attributable to common stock:
Net income attributable to common stock (as defined by GAAP)	$691,700	$765,900
Non-cash stock-based compensation	115,900	115,900
Amortization of intangible assets	279,000	279,000
Amortization included in equity in earnings of integral unconsolidated affiliates	5,900	5,900
Acquisition and integration costs	19,100	19,100
Gain on sale of investment	(1,400)	(1,400)
Equity in earnings of non-integral unconsolidated affiliates	(1,600)	(1,600)
Income tax impact of adjustments (a)	(108,400)	(108,400)

Adjusted net income attributable to common stock	$1,000,200	$1,074,400

Weighted average shares:
Weighted average shares outstanding for diluted and adjusted diluted earnings per share attributable to common stock	148,200	148,200

Diluted earnings per share attributable to common stock and adjusted diluted earnings per share attributable to common stock:
Diluted earnings per share attributable to common stock	$4.67	$5.17

Adjusted diluted earnings per share attributable to common stock	$6.75	$7.25

(a) The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated EBITDA and Adjusted EBITDA For the Full Year 2023 (In thousands) (Unaudited)

The following table presents the reconciliations of the non-GAAP financial measures of estimated EBITDA and adjusted EBITDA to net income attributable to common stock for the full year ending December 31, 2023. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s expected future performance. EBITDA is defined as earnings before interest and other financing expenses, taxes, depreciation and amortization, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other financial measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables it and Quanta’s investors to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent when including the excluded items.

As to certain of the items below: (i) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted and (ii) acquisition and integration costs vary from period to period depending on the level of Quanta’s acquisition activity.

Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included in the table to follow.

	Estimated Range
	Full Year Ending December 31, 2023
Net income attributable to common stock (as defined by GAAP)	$691,700	$765,900
Interest and other financing expenses, net	147,000	153,000
Provision for income taxes	246,900	280,400
Depreciation expense	310,400	310,400
Amortization of intangible assets	279,000	279,000
Interest, income taxes, depreciation and amortization included in equity in earnings of integral unconsolidated affiliates	17,600	17,600

EBITDA	$1,692,600	$1,806,300
Non-cash stock-based compensation	115,900	115,900
Acquisition and integration costs	19,100	19,100
Gain on sale of investment	(1,400)	(1,400)
Equity in earnings of non-integral unconsolidated affiliates	(1,600)	(1,600)

Adjusted EBITDA	$1,824,600	$1,938,300

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated Free Cash Flow For the Full Year 2023 (In thousands) (Unaudited)

The following table presents a reconciliation of the non-GAAP financial measure of estimated free cash flow to estimated net cash provided by operating activities for the full year ending December 31, 2023. This reconciliation is intended to provide useful information to investors and analysts as they evaluate Quanta’s expectations regarding its ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment. Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock and debt securities, declare and pay dividends and transact other investing and financing activities. However, this measure should not be considered as an alternative to net cash provided by operating activities or other measures of performance that are derived in accordance with GAAP. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending December 31, 2023
Net cash provided by operating activities	$1,150,000	$1,400,000
Less: Net capital expenditures	(400,000)	(400,000)

Free Cash Flow	$750,000	$1,000,000

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